SCHEDULE A

EXECUTIVE OFFICERS AND DIRECTORS

Crystal Peak Holdings Inc.

The names of directors and names and titles of the executive officers of Crystal Holdings and their principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o 3877 El Camino Real, Ste 201, Palo Alto CA 94306.

Name	Present Principal Occupation	Citizenship
Directors
Huaqin Xue	Director	Hong Kong
Tianying Yao	Director	People’s Republic of China

Executive Officers
N/A	N/A	N/A

Crystal Peak Investment Inc.

The names of directors and names and titles of the executive officers of Crystal Investment and their principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o 3877 El Camino Real, Ste 201, Palo Alto CA 94306.

Name	Present Principal Occupation	Citizenship
Directors
Huaqin Xue	Director	Hong Kong
Tianying Yao	Director	People’s Republic of China

Executive Officers
N/A	N/A	N/A

Oceanpine Investment Fund II LP

Oceanpine Investment does not have any directors or executive officers.

Oceanpine Growth (Cayman) Limited

The names of directors and names and titles of the executive officers of Oceanpine Growth and their principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o Suite 2207-9, 22/F, Tower Two, Lippo Centre, 89 Queensway, Admiralty, Hong Kong.

Name	Present Principal Occupation	Citizenship
Directors
Dave Liguang Chenn	Director	United States
Dongjun Ma	Director	Hong Kong
Yun Liu	Director	Hong Kong

Executive Officers
N/A	N/A	N/A

Oceanpine Capital Inc.

The names of directors and names and titles of the executive officers of Oceanpine Capital and their principal occupations and citizenship are set forth below. The business address of each of the following individuals is c/o Suite 2207-9, 22/F, Tower Two, Lippo Centre, 89 Queensway, Admiralty, Hong Kong.

Name	Present Principal Occupation	Citizenship
Directors
Jiayu Yang	Director	People’s Republic of China
Xuguang Xue	Director	People’s Republic of China

Executive Officers
N/A	N/A	N/A